Exhibit 99.1

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 22, 2009--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.21 per share. The dividend will be payable on July 1, 2009, to shareholders of record as of June 15, 2009.

“Porter Bancorp’s cash dividend is part of our program to build long-term shareholder value,” stated Maria L. Bouvette, President and CEO of Porter Bancorp, Inc. “Based on the annualized dividend rate, our dividend represents a current yield of approximately 5.4% for stockholders based on our recent stock price. Our goal is to return a portion of our earnings to shareholders while maintaining a strong capital base.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.6 billion in assets as of March 31, 2009. Through Porter’s subsidiary PBI Bank, it operates 19 full-service banking offices in 11 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, 502-499-4800
President and CEO